Exhibit 5.1



                                                                  Reed Smith LLP
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                                January 12, 2006


Board of Directors
Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin
People's Republic of China 150060


          Re: Opinion and Consent of Counsel with Respect to the Issuance of Shares Being Registered on a Registration Statement on Form SB-2

To Whom It May Concern:

     We have acted as counsel to Harbin Electric, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     The Registration Statement relates to the proposed offering and public distribution of 2,080,000 shares of the Company's common stock, $.00001 par value (the "Common Stock"), to be sold by the selling stockholders named therein. The shares of Common Stock covered by the Registration Statement include: (i) 1,600,000 shares of Common Stock and (ii) up to 480,000 shares of Common Stock issuable upon exercise of warrants to purchase shares of the Common Stock.

     We have examined the records and documents and made such examinations of laws as we have deemed necessary in connection with this opinion. It is our opinion that the shares of Common Stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be legally issued, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Harbin Electric, Inc.

     We hereby consent to filing this opinion as an exhibit to the registration statement.


                                Very truly yours,


                               /s/ Reed Smith LLP
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                                   Reed Smith LLP